Exhibit 3.33

CHARTER

OF

IXT SOLUTIONS, INC.

The undersigned, acting as the incorporator of a corporation under the Tennessee Business Corporation Act (the “Act”), adopts the following charter for such corporation:

1. The name of the corporation (hereinafter called the “Corporation”) is: IXT Solutions, Inc.

2. The Corporation is for profit.

3. The duration of the Corporation is perpetual.

4. The street address of the Corporation’s principal office is:

900 S. Wilson Blvd.

Nashville, Tennessee 37215

County of Davidson

5.     (a)     The name of the Corporation’s initial registered agent is Lyle Beasley.

(b)	The street address of the Corporation’s initial registered office in Tennessee is:

900 S. Wilson Blvd.

Nashville, Tennessee 37215

County of Davidson

6. The name and address of the incorporator is:

Julie F. Caldwell

Bass, Berry & Sims PLC

315 Deaderick Street, Suite 2700

Nashville, TN 37238-2700

7. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do, or to exercise, under the Act.

8. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 12,000,000 shares, consisting of (i) 10,000,000 shares of common stock, no par value per share (the “Common Stock”) and (ii) 2,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”). One Million (1,000,000) shares of the Preferred Stock shall be designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The preferences, limitations and relative rights of the above classes of stock shall be as follows:

I. Series A Preferred Stock. The Series A Preferred Stock, shall have the powers, preferences, rights, privileges, qualifications, limitations and restrictions as follows:

a. Dividends. Holders of Series A Preferred Stock, in preference to the holders of any other capital stock of the Corporation, shall be entitled to receive dividends, when and as declared by the Board of Directors, but only out of funds that are legally available therefor.

b. Voting. Except as otherwise required by law or by the provisions of this charter, the shares of Series A Preferred Stock shall be voted with the shares of the Corporation’s Common Stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the Corporation’s Common Stock, upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to such number of votes for the Series A Preferred Stock held by the holder on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation’s Common Stock into which all of the holder’s shares of Series A Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

c. Liquidation.

(1) In the event of any voluntary or involuntary dissolution, liquidation, sale of all or substantially all of the Corporation’s assets or winding-up of the affairs of the Corporation (a “Liquidating Event”) and after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled before any distribution is made upon any capital stock of the Corporation other than the Series A Preferred Stock, to receive a preferential payment from the assets of the Corporation of cash or property (to the extent of funds legally available therefor), equal to $1.00 for each share of Series A Preferred Stock then held thereby (the “Series A Base Preference Amount”) plus an amount up to all accrued and unpaid dividends (if any) computed to the date of payment thereof for each share, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the “Series A Liquidation Payment” and with respect to all shares of Series A Preferred Stock being sometimes referred to as the “Series A Liquidation Payments.” After payment to the holders of the Series A Preferred Stock of the full amount of the Series A Liquidation Payments, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by such holders.

(2) If upon any Liquidating Event, the assets of the Corporation distributable as aforesaid among the holders of Series A Preferred Stock shall be insufficient to permit the payment to them of the full Series A Liquidation Payments to which they are entitled, then the entire assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock in the proportion that the amount of such assets bears to the aggregate Series A Liquidation Payments owing thereto by the Corporation.

(3) Written notice of a Liquidating Event, stating a payment date and, to the extent known, the amount of the Series A Liquidation Payments, and the place where said payments shall be payable, shall be given by first class mail (postage prepaid), by telecopier, by overnight courier, or by telex, not less than 20 calendar days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at the address shown on the stock transfer records of the Corporation.

(4) If upon the merger or consolidation of the Corporation into or with any other corporation or other entity or the merger of any other corporation or entity into the Corporation (other than any merger to reincorporate the Corporation in a different jurisdiction, or a merger or consolidation in which the outstanding voting stock of the Corporation immediately prior to such consolidation or merger constitutes a majority of the voting stock of the surviving entity), the capital stock of the Corporation is to be converted into or exchanged for cash or other property or securities of a corporation other than the Corporation, the allocation of any such cash, securities or other property into which shares of capital stock of the Corporation are to be converted or for which it is to be exchanged shall be made in accordance with the provisions of Subsection I(c)(1) above as if such merger or consolidation were a liquidation of the Corporation. Nothing herein shall be construed as requiring or permitting a merger or consolidation to be treated as a liquidation for any purpose other than the allocation provided for in this Subsection I(c)(4).

(5) In case outstanding shares of Series A Preferred Stock shall be subdivided into a greater number of shares of Series A Preferred Stock, the Series A Base Preference Amount and Series A Liquidation Payment, in effect immediately prior to such a subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced (as appropriate), and, conversely, in case outstanding shares of Series A Preferred Stock shall be combined into a smaller number of shares of Series A Preferred Stock, the Series A Base Preference Amount and Series A Liquidation Payment, in effect immediately prior to each such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased (as appropriate).

d. Conversion.

(1) Right of Conversion. At any time, and from time to time a holder of shares of Series A Preferred Stock may elect to convert all or part of the shares of Series A Preferred Stock held thereby into shares of fully paid and nonassessable shares of Common Stock, at the conversion rate of one share of Common Stock for each share of Series A Preferred Stock (the “Initial Conversion Rate”). The option to convert shares of the Series A Preferred Stock may be exercised by surrendering to the Corporation the certificate or certificates for the shares of Series A Preferred Stock so to be converted, properly endorsed in blank or accompanied by proper instruments of assignment. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares in the manner herein prescribed for conversion and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock at such time.

(2) Automatic Conversion.

(A) Immediately prior to the effectiveness of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate price to the public of the shares sold for the Corporation is equal to or greater than ten million dollars ($ 10,000,000) and in which the price to the public per share of Common Stock equals or exceeds $2.00 (a “Qualified Public Offering”), all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible pursuant to this Subsection I(d)(2) immediately prior to the effectiveness of the Qualified Public Offering, without any further action by the holders of such shares of Series A Preferred Stock and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. In order to receive a Common Stock certificate, the holders of the shares of Series A Preferred Stock shall surrender the certificates representing such shares to the Corporation or its transfer agent for the Common Stock at which time certificates representing the shares of Common Stock into which the Series A Preferred Stock were converted will be issued.

(B) Notwithstanding the foregoing paragraph, in the event that the registration statement relating to the Qualified Public Offering is declared effective by the Securities and Exchange Commission but the Qualified Public Offering does not close for any reason whatsoever, then the shares of Common Stock into which the shares of Series A Preferred Stock were converted pursuant to this Subsection I(d)(2) shall be reconverted automatically into the series and number of shares of Series A Preferred Stock that were outstanding with respect to such shares of Common Stock immediately prior to the effectiveness of such Qualified Public Offering, without any further action by the Corporation or the holders of such shares of Series A Preferred Stock and whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.

(3) Adjustment of Conversion Rate. In case outstanding shares of Series A Preferred Stock shall be subdivided into a greater number of shares of Series A Preferred Stock, the Initial Conversion Rate in effect immediately prior to such a subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately increased (as appropriate), and, conversely, in case outstanding shares of Series A Preferred Stock shall be combined into a smaller number of shares of Series A Preferred Stock, the Initial Conversion Rate in effect immediately prior to each such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced (as appropriate).

(4) No Fractional Shares to be Issued. No fractional shares of Common Stock nor scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If more than one certificate for shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered by such holder.

(5) Corporation Will Reserve Stock for Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall be duly authorized and, when issued upon conversion of the Series A Preferred Stock, shall be validly-issued and fully-paid and nonassessable.

e. Notice of Record Date. In the event of:

(1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any share of stock of any class or any other securities or property, or to receive any other right; or

(2) any recapitalization of the Corporation, any reclassification of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

(3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall deliver such Common Stock or other securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed by first class mail, postage prepaid, or sent by telecopier or overnight courier, at least fifteen (15) days prior to the date specified in such notice on which such action is to be taken. Notwithstanding anything to the contrary contained in this charter, any other notice to be given shall be given in accordance with the specific terms set forth in such Section or Subsection, as the case may be.

II. Preferred Stock.

Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to divide any or all classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

9. The shareholders of the Corporation shall not have preemptive rights.

10. To the fullest extent permitted by the Act as in effect on the date hereof and as hereafter amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended from time to time. Any repeal or modification of this Article 10 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

11. The Bylaws of the Corporation may be amended, altered, modified, or repealed by resolution adopted by the Board of Directors, subject to any provisions of law then applicable.

Dated: February 22, 2001

/s/ Julie F. Caldwell
Julie F. Caldwell, Incorporator

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